UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Overstock.com, Inc.

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CP (OSTK942)

Overstock.com, Inc. (OSTK)

Overstock.com, Inc. (OSTK) (“Overstock” or the “Company”) operates as an online retailer, primarily in the United States. The Company also focuses on the development and commercialization of applications of blockchain technologies. Overstock was founded in 1997 and is headquartered in Midvale, Utah.

Meeting Date:	Thursday, February 13, 2020 at 1:00 p.m. (Mountain)

Meeting Place:	At the Offices of the Company
799 W. Coliseum Way
Midvale, Utah 84047

Record Date:	December 18, 2019

Mail Date:	On or about December 23, 2019

Georgeson #:	1-866-432-2791

Transfer Agent:	Computershare 1-781-575-2879

Investor Relations:	https://investors.overstock.com/investor-overview

View Proxy Statement and Other Materials Online: https://www.overstock.com/proxy

Summary Overview

The following is a summary overview of the five proposals to be voted on at the Special Meeting. We encourage you to carefully review all of the important information in the proxy statement, dated December 23, 2019 (the “Proxy Statement”) before voting.

Risk Factors

You should carefully consider the information under the heading “Risk Factors” beginning on page 24 of the Proxy Statement and in the documents incorporated by reference into the Proxy Statement.

At this Special Meeting, shareholders are being asked to vote on five proposals (each, a “Proposal”, and together, the “Proposals”):

1)  To approve the increase of the number of authorized shares of the Digital Voting Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”) to 4,630,000, amend the provisions of the Company’s Series A-1 Preferred Stock certificate of designation (the “Series A-1 Certificate of Designation”) requiring uncertificated shares and amend certain transfer and ownership restrictions applicable to the Series A-1 Preferred Stock (the “Series A-1 Preferred Proposal”);

2)  To approve the decrease of the number of authorized shares of Voting Series B Preferred Stock (the “Series B Preferred Stock”) to 370,000 (the “Series B Preferred Proposal”);

3)  If necessary, to approve the increase of the number of authorized shares of Series A-1 Preferred Stock to 3,000,000, amend the provisions of the Series A-1 Certificate of Designation requiring uncertificated shares and amend certain transfer and ownership restrictions applicable to the Series A-1 Preferred Stock (the “Alternative Series A-1 Preferred Proposal”);

4)  To amend the voting rights of holders of the Series A-1 Preferred Stock in the Series A-1 Certificate of Designation, which would result in a loss of stockholder voting rights on the increase or decrease in the number of authorized shares of Series A-1 Preferred Stock (the “Series A-1 Preferred Class Vote Proposal”); and

5)  To amend the voting rights of holders of the Series B Preferred Stock in the Company’s certificate of designation of the Series B Preferred Stock (the “Series B Certificate of Designation”), which would result in a loss of stockholder voting rights on the increase or decrease in the number of authorized shares of Series B Preferred Stock (the “Series B Preferred Class Vote Proposal”).

The Board of Directors recommends a “FOR” vote on all proposals.

What is the purpose of the Special Meeting?

The purpose of the Special Meeting is to reallocate the Company’s preferred stock so that the Dividend (as defined below) can be paid on a 1:10 basis, amend the voting rights of both the Series A-1 Preferred Stock and Series B Preferred Stock, remove transfer restrictions so that the Series A-1 Preferred Stock can be held and traded by a wide group of investors, and make certain other changes that the Board of Directors believes would be beneficial to stockholders.

What is the Dividend?

On July 30, 2019, Overstock announced that the Board of Directors had declared a dividend payable in shares of Series A-1 Preferred Stock to holders of record of common stock, Series A-1 Preferred Stock and Series B Preferred Stock (the “Dividend”). The Dividend would have been payable at a ratio of 1:10, meaning that one share of Series A-1 Preferred Stock would be issued for every ten shares of common stock, ten shares of Series A-1 Preferred Stock or ten shares of Series B Preferred Stock held by holders of such shares as of the record date.

The record date and the distribution date for the Dividend were initially set for September 23, 2019 and November 15, 2019, respectively. In view of the feedback the Company received from industry participants, investors and regulators with respect to the Dividend, on September 18, 2019, Overstock announced that it intended to register the shares of Series A-1 Preferred Stock with the Securities and Exchange Commission (the “SEC”) to be issued in connection with the Dividend. Upon distribution, the Dividend shares will be freely tradable by non-affiliates. As a result, the Company postponed the previously announced record date and distribution date. On September 24, 2019, the Company filed a registration statement with the SEC on Form S-3 to register the Series A-1 Preferred Stock.

On October 28, 2019, Overstock announced that it would seek stockholder approval to amend certain provisions of the Company’s certificates of designation to facilitate the payment of the Dividend by eliminating restrictions on the Series A-1 Preferred Stock so the Dividend can be held by a wide group of investors and by reallocating the authorized preferred stock among series to pay the Dividend on a 1:10 basis.

What is the purpose of the Dividend?

The Dividend is intended to allow all Overstock stockholders to receive and experience the benefits and possibilities of enhancements the blockchain can bring to the conventional uncertificated, book-entry securities market, while preserving the current regulatory regime for that market. The blockchain provides enhanced transparency to the conventional records, allowing investors, broker-dealers and regulators to see a courtesy copy of the records of the transfer agent on the publicly available distributed ledger available for convenience.

PROPOSAL 1: Series A-1 Preferred Proposal

Q1.    What am I being asked to vote on and why?

Shareholders are being asked to approve and adopt the proposed amendments to the Series A-1 Certificate of Designation. The current Series A-1 Certificate of Designation has several restrictions that the Series A-1 Preferred Proposal would eliminate in order to facilitate the payment of the Dividend on a 1:10 basis and make other changes to provide the Board of Directors the ability to facilitate trading of the Series A-1 Preferred Stock.

Proposed Changes:

●	Increase the number of authorized shares of the Series A-1 Preferred Stock from 1,000,000 to 4,630,000
●	Amend the provisions requiring uncertificated shares
●	Amend certain transfer and ownership restrictions applicable to the Series A-1 Preferred Stock

Q2.    What will happen if this Proposal is approved?

If the Series A-1 Preferred Proposal is approved and the Series B Preferred Proposal is approved, Overstock will adopt the amendments to the certificates of designation, and the Board of Directors intends to promptly announce the record and distribution dates for the Dividend.

Q3.    What will happen if this Proposal is not approved by shareholders?

If the Series A-1 Preferred Proposal is not approved, the Alternative Series A-1 Preferred Proposal will be considered at the Special Meeting.

The Board of Directors recommends that you vote “FOR” the Proposal.

PROPOSAL 2: Series B Preferred Proposal

Q1.    What am I being asked to vote on and why?

Shareholders are being asked to approve and adopt the proposed amendment to the Series B Certificate of Designation. The current Series B Certificate of Designation must be modified in order to permit the adoption of the Series A-1 Preferred Proposal.

The Series B Preferred Proposal seeks to decrease the number of authorized shares of Series B Preferred Stock to 370,000 in order to permit the increase in the number of authorized shares of Series A-1 Preferred Stock. The Series B Preferred Proposal is necessary in order to effect the Series A-1 Preferred Proposal.

Proposed Change:

●	Decrease the number of authorized shares of the Series B Preferred Stock from 2,000,000 to 370,000

Q2.    What will happen if this Proposal is not approved by shareholders?

If the Series B Preferred Proposal is not approved, the Alternative Series A-1 Preferred Proposal will be considered at the Special Meeting.

Q3.    What will happen if this Proposal is approved by shareholders but the Series A-1 Preferred Proposal and the Alternative Series A-1 Preferred Proposal are not approved by shareholders?

In the event that the Overstock stockholders adopt the Series B Preferred Proposal but do not adopt the Series A-1 Preferred Proposal or the Alternative Series A-1 Preferred Proposal, Overstock anticipates that it will still amend the Series B Certificate of Designation. The Board of Directors would need to evaluate whether this combination of votes represents a rejection of the desirability of a dividend of shares of the Series A-1 Preferred Stock and may consider available alternative structures to achieve the objectives of the Dividend. These alternative structures would depend on feedback from stockholders and other stakeholders but could include, for example, if there are enough shares of authorized and unissued preferred stock undesignated as to series, the issuance of a new series of preferred stock as a dividend or the use of depositary shares, with each depositary share representing a fraction of a share of a new series of preferred stock.

The Board of Directors recommends that you vote “FOR” the Proposal.

PROPOSAL 3: Alternative Series A-1 Preferred Proposal

Q1.    What am I being asked to vote on and why?

Shareholders are being asked to approve an alternative proposal to approve and adopt the amendments to the Series A-1 Certificate of Designation. This proposal will only be necessary if the Series A-1 Preferred Proposal is not adopted, either because it does not receive the requisite stockholder votes or because the Series B Preferred Proposal, upon which the Series A-1 Preferred Proposal is conditioned, is not adopted.

Proposed Changes:

●	Increase the number of authorized shares of the Series A-1 Preferred Stock from 1,000,000 to 3,000,000
●	Amend the provisions requiring uncertificated shares
●	Amend certain transfer and ownership restrictions applicable to the Series A-1 Preferred Stock

Q2.    Why is there an Alternative Series A-1 Preferred Proposal?

In the event that the Series A-1 Preferred Proposal is not adopted, the Alternative Series A-1 Preferred Proposal will be proposed at the Special Meeting. The Alternative Series A-1 Preferred Proposal would result in identical changes to the Series A-1 Certificate of Designation as the Series A-1 Preferred Proposal except that the number of authorized shares of Series A-1 Preferred Stock would only be increased to 3,000,000 instead of 4,630,000. If the Alternative Series A-1 Preferred Proposal is approved, whether or not the Series B Preferred Proposal is approved, Overstock will adopt the amendments to the Series A-1 Certificate of Designation and the Board of Directors currently intends to declare a dividend of shares of Series A-1 Preferred Stock on a 1:20 basis.

The Board of Directors recommends that you vote “FOR” the Proposal.

PROPOSAL 4: Series A-1 Preferred Class Vote Proposal

Q1.    What am I being asked to vote on and why?

Shareholders are being asked to approve and adopt the amendment to the Series A-1 Certificate of Designation. The Series A-1 Preferred Class Vote Proposal seeks to eliminate the stockholder vote requirement with respect to the increase or decrease of authorized shares in the Series A-1 Certificate of Designation, permitting the Board of Directors to unilaterally authorize any such increases or decreases in the number of authorized shares, subject to the limitations set forth in the Series A-1 Certificate of Designation.

Proposed Change:

●	Eliminate the requirement that holders of Series A-1 Preferred Stock vote as a class upon any amendment to increase or decrease the aggregate number of authorized shares of Series A-1 Preferred Stock

Q2.    What will happen if this Proposal is approved by shareholders but the other Proposals are not approved by shareholders?

The adoption of the Series A-1 Preferred Class Vote Proposal is not conditioned on the outcome of any of the other Proposals and none of the other Proposals is conditioned on the outcome of the Series A-1 Preferred Class Vote Proposal. If Overstock’s stockholders adopt the Series A-1 Preferred Class Vote Proposal, the Company anticipates that it will still amend the Series A- 1 Certificate of Designation. Adoption of the Series A-1 Preferred Class Vote Proposal will result in a loss of stockholder voting rights with respect to the increase or decrease of authorized shares of Series A-1 Preferred Stock.

The Board of Directors recommends that you vote “FOR” the Proposal.

PROPOSAL 5: Series B Preferred Class Vote Proposal

Q1.    What am I being asked to vote on and why?

Shareholders are being asked to approve and adopt the amendment to the Series B Certificate of Designation. The Series B Preferred Class Vote Proposal seeks to eliminate the stockholder vote requirement with respect to the increase or decrease of authorized shares in the Series B Certificate of Designation, permitting the Board of Directors to unilaterally authorize any such increases or decreases in the number of authorized shares, subject to the limitations set forth in the Series B Certificate of Designation.

Proposed Change:

●	Eliminate the requirement that holders of Series B Preferred Stock vote as a class upon any amendment to increase or decrease the aggregate number of authorized shares of Series B Preferred Stock

Q2.    What will happen if this Proposal is approved by shareholders but the other Proposals are not approved by shareholders?

The adoption of the Series B Preferred Class Vote Proposal is not conditioned on the outcome of any of the other Proposals and none of the other Proposals is conditioned on the outcome of the Series B Preferred Class Vote Proposal. If Overstock’s stockholders adopt the Series B Preferred Class Vote Proposal, the Company anticipates that it will still amend the Series B Certificate of Designation. Adoption of the Series B Preferred Class Vote Proposal will result in a loss of stockholder voting rights with respect to the increase or decrease of authorized shares of Series B Preferred Stock.

The Board of Directors recommends that you vote “FOR” the Proposal.

Q: What happens if Proposals 1, 2 and 3 fail?

If all three Proposals fail, the Board of Directors will need to consider whether these votes represent a rejection of the desirability of the Dividend and may consider available alternative structures to achieve the objectives of the Dividend. These alternative structures would depend on feedback from stockholders and other stakeholders but could include, for example, if there are enough shares of authorized and unissued preferred stock undesignated as to series, the issuance of a new series of preferred stock as a dividend or the use of depositary shares, with each depositary share representing a fraction of a share of a new series of preferred stock.

Q: What happens if Proposal 4 and/or Proposal 5 fail?

The outcome of the votes on the Series A-1 Preferred Class Vote Proposal and the Series B Preferred Class Vote Proposal will not impact the Board of Directors’ actions with respect to the Dividend.

Cautionary Statement Regarding Forward-Looking Statements

This summary overview of the Proxy Statement contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this summary overview of the Proxy Statement and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” beginning on page 24 of the Proxy Statement.

This summary overview of the Proxy Statement also contains statements that are based on the Board of Director’s and management’s current expectations and beliefs, including statements about the actions to be taken by the Board of Directors in response to the stockholder vote, the Dividend and its benefits, the manner in which any dividend of the Series A-1 Preferred Stock will be effected, the timing of any dividend of the Series A-1 Preferred Stock and the registration of the Series A-1 Preferred Stock to be issued in a dividend.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur or may not occur within the anticipated time frame and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Overstock.com

Script for Outbound Calls to Shareholders

●	Overstock has sent, and I hope you have received, a proxy statement and proxy card for an important special meeting of shareholders on February 13, 2020.

o	If they haven’t received the proxy statement, provide the website where they can access it or offer to email a copy. Try to set up a time to call back.

●	I am following up because our records indicate you have not voted yet.

●

As described in more detail in the proxy statement, Overstock is holding the special meeting of stockholders to make certain changes to the Company’s certificate of incorporation to facilitate the previously announced dividend of Series A-1 Preferred Stock.

●

A positive stockholder vote will help ensure that the dividend of Series A-1 Preferred Stock, what the company believes to be the first of its kind, is issued in a manner designed to achieve maximum success.

o	If they don’t know or understand the dividend, answer their questions by reference to the FAQs on Overstock’s website.

●

Overstock believes the dividend will demonstrate the benefits and promise of digitally-enhanced securities on a wide scale, utilizing tZERO’s proprietary technology. In particular, Overstock believes the successful issuance of the dividend will demonstrate to other issuers and market participants that this technology is scalable and has significant benefits to all market participants.

●	Overstock expects the dividend will incentivize broker-dealers to participate in and connect with the tZERO platform. As tZERO ATS increases liquidity, we believe the value of tZERO will grow.

●	The Overstock Board of Directors is fully supportive of the dividend and believes that it will help us achieve our blockchain objectives while delivering value to our stockholders.

●	We urge you to vote for all the proposals in the proxy statement.

o	If they have questions on how to vote, refer to page 35 of the proxy statement.

Dear

The 2020 Overstock.com, Inc. Special Shareholders Meeting will be held on February 13, 2020 at 1:00 PM, Mountain Time. You can now access the proxy statement and other meeting materials and cast your vote online.

[envisionreports.com]	Review meeting materials and proposals
[investorvote.com]	Cast your vote

Votes submitted online by registered shareholders must be received by 11:59 PM Eastern Time on February 12, 2020 and votes submitted by members of a retirement, savings or other similar plan through this site must be received by 11:59p.m. Eastern Time on February 10, 2020.

[investorvote.com]
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